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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
FEI Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7451 NW Evergreen Parkway
Hillsboro, OR 97124-5830

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2001

To the Shareholders of
   FEI COMPANY:

    The annual meeting of shareholders of FEI Company will be held on May 17, 2001 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon, for the following purposes:

1.
to elect members of the FEI board of directors to serve for the following year and until their successors are elected,

2.
to transact other business that may properly come before the meeting or any postponement or adjournment of the meeting.

    Only shareholders of record at the close of business on April 2, 2001 will be entitled to vote at the annual meeting. A form of proxy and a proxy statement containing more detailed information about the matters to be considered at the annual meeting accompany this notice. We urge you to give this material your careful attention.

    You are respectfully requested to date and sign the enclosed proxy and return it in the postage-prepaid envelope enclosed for that purpose. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

                      By Order of the Board of Directors,

                      Carolyn M. Vogt
                       Secretary

Hillsboro, Oregon
April 16, 2001

Your vote is important.
To vote your shares, please complete, sign, date
and mail the enclosed proxy card
promptly in the enclosed return envelope.

FEI COMPANY

PROXY STATEMENT
2001 Annual Meeting of Shareholders

    This document is being furnished to shareholders of FEI as part of the solicitation of proxies by the FEI board of directors for use at the annual meeting of shareholders to be held on May 17, 2001 at 9:00 a.m. local time, at the OSSHE Facility, 18640 NW Walker Road, Beaverton, Oregon. This proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about April 16, 2001.

    Upon written request to Jeanne Johnston, executive assistant, any person whose proxy is solicited by this proxy statement will be provided, without charge, a copy of the our Annual Report on Form 10-K.

Solicitation, Voting Securities and Revocability of Proxies

    The cost of soliciting proxies for the annual meeting will be borne by FEI. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communication by directors, officers and employees of FEI. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. FEI will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

    The board has fixed the close of business on April 2, 2001 as the record date to determine the shareholders entitled to receive notice of and to vote at the annual meeting. Each holder of common stock on the record date is entitled to one vote per share held on all matters properly presented at the annual meeting. The common stock is the only outstanding authorized voting security of FEI. The common stock does not have cumulative voting rights. As of the close of business on March 16, 2001, there were 28,579,104 shares of common stock outstanding and entitled to vote, held by 127 holders of record. All votes on the proposal set forth below will be taken by ballot. For purposes of the vote on the proposal set forth below, the holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at our annual meeting, which is necessary for the transaction of business. Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

    The following table shows the vote required to approve the proposal.

Proposal	Vote Required
Election of directors	A majority of the outstanding shares of FEI must be present at the annual meeting in person or by proxy. The directors are elected by a plurality of the votes cast. The Oregon statutory term "plurality" means that the eight director nominees who receive the most votes will be elected.

    The shareholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the annual meeting. If the annual shareholders meeting is adjourned for any reason, the approval of the proposal may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by

  •
  filing a written notice of revocation dated after the date of the proxy with our secretary, Carolyn M. Vogt, in care of FEI Company at 7451 NW Evergreen Parkway, Hillsboro, OR 97124-5830, at or before the vote at the annual meeting,

  •
  signing a later proxy relating to the same shares and delivering it to our secretary before the annual meeting or

  •
  attending the annual meeting and voting in person.

    Attendance at the annual meeting, however, will not in and of itself constitute a revocation of a proxy. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

ELECTION OF DIRECTORS

    The directors of FEI are elected at the annual meeting to serve until their successors are elected and qualified. If any of the nominees for director at the annual meeting becomes unavailable for election for any reason (none being presently known), the proxy holders will have discretionary authority to vote pursuant to the proxy for a suitable substitute or substitutes. The following table briefly describes the nominees for directors.

Name, Principal Occupation and Other Directorships	Age	Director Since
Dr. Michael J. Attardo. Dr. Attardo has served as a director of FEI since April 1999. From 1992 to 1999, Dr. Attardo was General Manager of International Business Machine Corporation's ("IBM") Microelectronics Division. Dr. Attardo enjoyed more than 30 years of experience in engineering, management and development at IBM. Prior to serving as General Manager of the Microelectronics Division, Dr. Attardo was General Manager of the Manufacturing and Process Development Division of IBM. He serves as a member of the board of directors of the Semiconductor Industries Association, and the Engineering Council of the Columbia University School of Engineering and Applied Science. He also serves on the joint industry-government Semiconductor Technology Council for the United States Department of Defense. In addition, Dr. Attardo serves on the board of directors of Silicon Valley Group, Inc. ("SVG"), a supplier of advanced wafer processing equipment to the world-wide semiconductor industry.	59	1999

William E. Curran. Mr. Curran has served as a director of FEI since February 1997. Since July 1999 he has been President and Chief Executive Officer of Philips Electronics North America Corporation ("Philips North America"), a Philips affiliate. From 1996 until October 1999, Mr. Curran was Senior Vice President, Chief Financial Officer of Philips North America. In addition, Mr. Curran has been a director of Philips North America since 1996. From March 1993 to February 1996, he was Chief Operating Officer of Philips Medical Systems and from February 1987 to February 1996 Mr. Curran was Chief Financial Officer of Philips Medical Systems. Mr. Curran serves on the board of directors of MedQuist, Inc. Mr. Curran holds a B.S. in Management Engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Pennsylvania.	52	1997

Eric H. Goeld. Mr. Goeld has served as a director of FEI since January 2000. He is Executive Vice President and General Manager of the MultiMarket Products Business Unit of Philips Semiconductors (a division of Philips), a position he has held since February 1999. Before joining Philips, Mr. Goeld spent more than 25 years with Motorola Semiconductor, a subsidiary of Motorola Corporation, where he most recently served as its Vice President and Director of Strategy from January 1997 to December 1998. From 1993 to December 1996, Mr. Goeld was Vice President and General Manager for the Analog IC Division of Motorola Semiconductor. Mr. Goeld holds a B.S.E.E. from Massachusetts Institute of Technology and a M.S.E.E. from Northeastern University.	55	2000

Dr. William W. Lattin. Dr. Lattin joined FEI as a director in April 1999. Dr. Lattin was an Executive Vice President of Synopsys, Inc., from October 1994 until October 1999. From September 1986 through February 1994, Dr. Lattin served as President and Chief Executive Officer of Logic Modeling Corp. From 1975 to 1986, Dr. Lattin held various engineering and management positions with Intel Corporation. Dr. Lattin also serves as a director on the boards of RadiSys Corporation, the Oregon Graduate Institute, EasyStreet Online Services, Inc., and Synopsys, Inc. Dr. Lattin holds a Ph.D. in electrical engineering from Arizona State University and a M.S.E.E. and B.S.E.E. from the University of California-Berkeley.	60	1999

Vahé A. Sarkissian. Mr. Sarkissian joined FEI as President, Chief Executive Officer and director in May 1998. From 1994 to 1995, he was President and Chief Executive Officer of Metrologix, Inc., an electron beam metrology company. Mr. Sarkissian was with SVG from 1989 to 1993, as President and Chief Operating Officer, and before that as President and Chief Executive Officer of SVG Lithography Systems, a subsidiary of SVG. Before SVG he was a Vice President of Data General Corp. He has held several technical and management positions with semiconductor companies, including Advanced Micro Devices, Inc. He has served as a member of the board of directors for several technology companies. Mr. Sarkissian holds a B.S.E.E. from Northrop University and a M.S.E.E. from the University of Santa Clara.	58	1998
Jan C. Lobbezoo. Mr. Lobbezoo has served as a director of FEI since July 1999. He has been Executive Vice President and Chief Financial Officer of Philips Semiconductors International B.V. (an affiliate of Philips) since May 1994. He joined Philips in 1970 and served in a number of finance and control positions in Nigeria, South Africa and Scandinavia as well as in the Netherlands. Mr. Lobbezoo holds a Masters degree in Business Economics from Erasmus University, Rotterdam, the Netherlands. He also serves on the board of directors of Taiwan Semiconductor Manufacturing Co., Ltd.	55	1999

Dr. Lynwood W. Swanson. Dr. Swanson co-founded FEI in 1971 and has served as a director since that time. He served as President of FEI until October 1994, at which time he became Chairman of the board of directors. Dr. Swanson was appointed Chief Scientist in May 1990 and served as Chief Executive Officer of FEI from May 1988 to February 1997. Dr. Swanson holds B.S. degrees in physics and chemistry from the University of the Pacific and a Ph.D. degree in physical chemistry from the University of California at Davis.	66	1971
Donald R. VanLuvanee. Mr. VanLuvanee has served as a director of FEI since November 1995. Mr. VanLuvanee has been President, Chief Executive Officer and a director of Electro Scientific Industries, Inc., an electronics company, since July 1992. Mr. VanLuvanee also serves as a director of Micro Component Technology, Inc., a semiconductor equipment manufacturing company.	55	1995

FEI Board Meetings and Committees

    The FEI board of directors met seven times during 2000. Except for Mr. Goeld, no director attended fewer than 75% of the meetings of the board of directors, and the committees of which the director was a member, during 2000. Throughout 2000, the standing committees of the board of directors were the audit committee and the compensation committee. In January 2000, the board created a nominating committee to review qualifications and make recommendations to the board concerning nominees to the board of directors and board membership. The nominating committee met three times in fiscal 2000. During 2000 the nominating committee consisted of Vahé Sarkissian, Eric H. Goeld and Dr. William W. Lattin. The nominating committee has not put in place a procedure for considering nominees recommended by security holders.

    The audit committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of the audit and non-audit fees and reviews the adequacy of FEI's internal accounting controls. The audit committee met four times in fiscal 2000. During 2000 the audit committee consisted of Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee.

    The compensation committee determines compensation for FEI's executive officers and administers FEI's stock incentive plans and employee share purchase plan. During 2000 the compensation committee consisted of William W. Lattin, William E. Curran and Donald R. VanLuvanee. The compensation committee met four times in fiscal 2000.

Director Compensation

    Under the terms of the FEI 1995 stock incentive plan, each independent director receives a nonqualified option to purchase 5,000 shares of FEI common stock when the individual becomes a director. In addition, each independent director of FEI is automatically granted an annual non-discretionary, non-statutory option to purchase 3,000 shares of common stock. In 2000, independent directors were each paid $7,500 per year for their services, $1,000 for attendance at each board meeting and an additional $500 for attendance at each committee meeting, provided the committee meeting was not held at the same location and within 24 hours of a scheduled board meeting.

    No directors other than independent directors receive fees or option grants for services as a director. All directors were reimbursed in 2000 for reasonable expenses incurred in attending meetings.

Recommendation of the Board

    The board of directors recommends the shareholders vote FOR the slate of nominees named in this proxy statement. If a quorum is present at the annual meeting, directors will be elected by a vote of a plurality of the shares cast in person or by proxy. Accordingly, the eight nominees receiving the most votes at the annual meeting will be elected. Abstentions and broker non-votes will have no effect on the results of the vote.

FEI EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth, with respect to the last three years, all compensation paid by FEI to the chief executive officer, the four most highly compensated executive officers other than the CEO and one additional person who was an executive officer during a portion of 2000.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)		Securities Underlying Options		All Other Compensation
Vahé A. Sarkissian	2000	$375,769		$647,500	(1)	$0		0		50,000		$122,521	(2)
President and Chief	1999	310,000		346,885	(1)	0		0		200,000		136,665	(3)
Executive Officer	1998	197,923		0		0		370,313	(4)	49,380	(5)	90
John S. Hodgson	2000	$80,212		$80,000		$0		0		60,000		$0
Senior Vice President	1999	0		0		0		0		0		0
and Chief Financial	1998	0		0		0		0		0		0
Officer(6)
Nico Vrijenhoek	2000	$114,580	(7)	$67,703	(7)	$0		0		0		$12,069	(7)(8)
Senior Vice President	1999	133,302	(9)	46,410	(9)	0		0		10,000		13,752	(8)(9)
and General Manager,	1998	12,071	(10)	0		2,000	(10)	0		0		0
Electron Optics Product
Division
Mark V. Allred	2000	$118,231		$51,000		$0		0		2,000		$0
Corporate Controller	1999	105,115		23,647		0		0		8,000		0
and Assistant Treasurer	1998	95,000		8,000		0		0		20,000	(11)	0
Karel D. van der Mast	2000	$170,615		$0		$0		0		0		$0
Executive Vice President	1999	195,384		66,300		0		0		35,000		0
and General Manager, Microelectronics Product Division(13)	1998	180,000		20,000		0		0		50,000	(12)	0
William P. Mooney	2000	$113,220		$0		$0		0		0		$0
Former Executive Vice	1999	180,000		80,444		0		0		80,000		116,739	(14)
President and Chief Financial Officer(15)	1998	0		0		0		0		0		0

(1)
Amount paid in 2000 was awarded under our management bonus plan. Amount paid in 1999 represents incentive payment included in 1998 hiring arrangements of $200,000 paid to Mr. Sarkissian on July 30, 1999 for the period May 1998 through May 1999, plus a performance award of $146,885 for 1999 paid for the period June 1999 through December 1999 under our management bonus plan.

(2)
Amount represents reimbursement of housing expenses of $52,349 incurred in 2000, including amounts to cover state and federal taxes associated with these reimbursements, plus $70,172 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bears an interest rate of 5.58% and is forgiven at the rate of 20% each year.

(3)
Amount represents reimbursement of housing expenses of $71,026 incurred in 1999, including amounts to cover state and federal taxes associated with these reimbursements, plus $65,639 for forgiveness of loans to pay state and federal taxes on a stock grant, including amounts to cover state and federal taxes associated with this loan forgiveness. The loan to pay taxes on the stock grant bears an interest rate of 5.58% and is forgiven at the rate of 20% each year.

(4)
Amount represents the fair market value of a 50,000 share grant to Mr. Sarkissian on June 25, 1998, based on the closing price on that date of $7.41 per share. 25,000 shares of the 50,000 share grant were subject to forfeiture if Mr. Sarkissian's employment as chief executive officer had terminated before June 25, 1999.

(5)
Represents options to purchase 49,380 shares granted on September 18, 1998 to replace options to purchase the same number of shares cancelled on September 18, 1998 as a result of option repricing.

(6)
Mr. Hodgson joined FEI in July 2000.

(7)
Amount represents compensation paid in Dutch guilders converted to U.S. dollars using an average conversion rate in 2000 of 2.39 guilders to one U.S. dollar.

(8)
Amount represents a leased car provided by FEI.

(9)
Amount represents compensation paid in Dutch guilders converted to U.S. dollars using an average conversion rate in 1999 of 2.1 guilders to one U.S. dollar.

(10)
Amount represents compensation paid in Dutch guilders converted to U.S. dollars using an average conversion rate in 1998 of 1.98 guilders to one U.S. dollar.

(11)
Includes options to purchase 15,000 shares granted on September 18, 1998 to replace options to purchase the same number of shares cancelled on September 18, 1998 as a result of option repricing. In addition, Mr. Allred received an additional grant of an option to purchase 5,000 shares of common stock.

(12)
Represents options to purchase 50,000 shares granted on September 18, 1998 to replace options to purchase the same number of shares cancelled on September 18, 1998 as a result of option repricing.

(13)
Dr. van der Mast was a part time employee during a portion of 2000.

(14)
Amount represents relocation reimbursements of $116,739, including amounts to cover state and federal taxes associated with these reimbursements.

(15)
Mr. Mooney's employment terminated in June 2000.

Stock Option Grants in Last Fiscal Year

    The following table provides information on option grants during 2000 to the persons named in the summary compensation table.

	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted
			Exercise or Base Price Per Share
				Expiration Date
Name					5%	10%
Vahé A. Sarkissian	50,000	11.63%	$22.75	12/29/10	$715,368	$1,812,882
John S. Hodgson	60,000	13.96%	$23.31	08/03/10	$879,666	$2,229,247
Nico Vrijenhoek	0	—	—	—	—	—
Mark V. Allred	2,000.47%		$25.00	06/09/10	$31,445	$79,687
Karel D. van der Mast	0	—	—	—	—	—
William P. Mooney	0	—	—	—	—	—

(1)
The 5% and 10% assumed rates of appreciation are required by the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price.

Option Exercises and Year-End Option Values

    The following table sets forth, for each of the persons named in the summary compensation table, the shares acquired and the value realized on exercise of stock options during 2000 and the fiscal year-end number and value of unexercised options:

			Number of Shares Subject to Unexercised Options at FY-End
				Value of Unexercised in-the-Money Options at FY-End
	Shares Acquired on Exercise
		Value Realized
Name			Exercisable/Unexercisable	Exercisable/Unexercisable(1)
Vahé A. Sarkissian	0	0	49,628/249,752	$715,251/$2,815,401
John S. Hodgson	0	0	0/60,000	$0/$0
Nico Vrijenhoek	0	0	16,800/21,200	$279,300/$340,890
Mark V. Allred	0	0	13,000/17,000	$198,812/$218,532
Karel D. van der Mast	34,000	$515,375	0/51,000	$0/$744,535
William P. Mooney	20,000	$414,414	0/0	$0/$0

(1)
Calculated based on the December 29, 2000 closing price of $22.75, less the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE
OF CONTROL AGREEMENTS

    On May 14, 1998, FEI confirmed the employment terms for Mr. Sarkissian through a letter agreement. The agreement established a base pay of $310,000 subject to annual review and an ongoing bonus eligibility of 67%, based on achieving established company and individual objectives. It also included an initial grant of 50,000 shares of FEI common stock, options to purchase 49,380 shares of common stock and a restricted stock purchase of 150,620 shares of common stock, funded through a loan from FEI. The letter specifies eligibility for future option grants, confirms a severance benefit should employment be terminated in the first three years of employment equal to one year of base salary, loan forgiveness and an additional one year vesting of options.

FEI COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION(1)

    The FEI compensation committee consists of three directors and, pursuant to authority delegated by the board of directors, determines and administers the compensation of FEI's executive officers. In setting the compensation for the executive officers other than the president and chief executive officer, the compensation committee works closely with the chief executive officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the board of directors has granted the compensation committee full authority to set executive compensation, in practice the decisions of the compensation committee are usually reported as recommendations to the full board of directors, which has in the past generally approved the recommendations.

    Internal Revenue Code Section 162(m) limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year after 1993. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is our current policy generally to grant options that meet those requirements.

Compensation Principles

    Executive compensation is based on several general principles, which are summarized below:

  •
  Provide competitive total compensation that enables us to attract and retain key executives

  •
  Link corporate and individual performance to compensation

  •
  Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire our stock

  •
  Reward initiative.

Compensation Components

    The primary components of our executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

    Base Salary.  The committee attempts to establish base salary levels for FEI's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the compensation committee also takes into account individual experience levels, job responsibility and individual performance. Each executive officer's salary is reviewed annually, and increases to base salary are made to reflect competitive market increases and the individual factors described above.

(1)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

    Management Bonus Plan.  In 2000, senior managers of FEI were eligible for payment of an annual bonus under our management bonus plan. Under the plan, a percentage of each participant's year end base salary is multiplied by a factor based on Company performance to determine the total amount available to be paid. Actual bonus payments to each participant are then determined based on a combination of Company-wide and individual performance. Based on these criteria and conditions, in 2000 actual bonuses paid to FEI's management ranged from 0% to 162% of the individual's year end base salary.

    Long-Term Incentives, Options and Restricted Stock.  FEI's primary long-term incentive compensation is through stock options. The compensation committee believes that the motivation of senior managers increases as the market value of FEI's common stock increases. Options and restricted stock grants, in particular, reward executive officers and other key employees for performance that results in increases in the market price of FEI's common stock, which directly benefits all shareholders. In order to align the financial interests of executive officers and other key employees with those of the shareholders, FEI grants stock options on a periodic basis, taking into account, among other factors, the size and terms of previous grants of equity-based compensation and stock holdings. The option terms and conditions are consistent with those of similarly situated companies. The compensation committee administers the stock incentive plan and establishes awards of stock options to senior managers and other key employees of FEI.

Compensation of Chief Executive Officer

    The principal components of compensation for our chief executive officer, Vahé A. Sarkissian, in fiscal 2000 were: base salary in the amount of $375,769, a bonus of $647,500 paid under our management bonus plan, and options to purchase 50,000 shares of common stock. In 2000, FEI also paid compensation agreed to at the time Mr. Sarkissian commenced his employment, which included loan forgiveness of $70,172 for a loan provided to pay taxes on a previously granted share bonus and reimbursement of $52,349 of housing costs. The amounts for loan forgiveness and housing reimbursement included amounts to cover associated state and federal taxes.

    In setting compensation for the chief executive officer for 2000, the committee considered a number of factors:

  •
  New product introduction and enhanced marketing efforts

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  Attainment of certain financial performance goals

  •
  Building knowledge of FEI in the financial community

  •
  Recruiting new management team members, and

  •
  Defining and implementing FEI's strategic objectives.

  Compensation Committee Members

  William E. Curran
  William W. Lattin
  Donald R. VanLuvanee

AUDIT COMMITTEE REPORT(1)

    In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A to this proxy statement, the audit committee of the board of directors consists of three members and operates under such written charter. The members of the committee are Michael J. Attardo, Jan C. Lobbezoo and Donald R. VanLuvanee, two of whom are independent directors according to Nasdaq's independent director and audit committee listing standards. Mr. Lobbezoo is executive vice president and chief financial officer of Philips Semiconductors International B.V., an affiliate of our largest shareholder, Philips Business Electronics International, B.V. The board of directors believes it is in FEI's and the shareholders' best interests to include Mr. Lobbezoo as a member of the audit committee because he has significant experience in financial matters.

    The audit committee held four meetings during 2000. The purpose of the audit committee is to fulfill the board of directors' oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with law and the maintenance of ethical standards and effective internal controls. During the meetings the audit committee reviewed and discussed, among other things:

  •
  issues regarding accounting, administrative and operating matters noted during the 1999 audit,

  •
  the status and effect of the Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, or SAB 101,

  •
  the quarterly and annual procedures performed by our independent auditor, and

  •
  the quarterly and annual consolidated financial statements.

    The audit committee reviewed and discussed the audited financial statements for fiscal year 2000 with management and the independent auditors. Specifically, the audit committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, or SAS 61. In addition, the audit committee discussed with the independent auditors the auditors' independence from management and FEI, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

    Based on the review and discussions with management and the independent auditors described above, the audit committee recommended to the board that FEI's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Audit Committee Members

Michael J. Attardo, Chairman
Jan C. Lobbezoo
Donald R. VanLuvanee

(1)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

Audit Fees

    The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $298,000.

Financial Information Systems Design and Implementation Fees

    Fees of less than $1,000 were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

    The aggregate fees billed by Deloitte for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the year ended December 31, 2000 were $370,000.

    The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

FEI PERFORMANCE(2)

    Set forth below is a line graph comparing the cumulative total shareholder return of our common stock with the cumulative total return of the Nasdaq Stock Market Index and the Non-Financial Nasdaq Index, assuming the investment of $100 on December 31, 1995 and reinvestment of any dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FEI COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ NON-FINANCIAL INDEX

        * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
        INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL
        YEAR ENDING DECEMBER 31.

	12/95	12/96	12/97	12/98	12/99	12/00
FEI Company	$100	$87	$116	$71	$144	$212
Nasdaq Index	$100	$123	$151	$212	$384	$238
Non-Financial Nasdaq Index	$100	$121	$142	$208	$402	$238

(2)
This section is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains certain information regarding the beneficial ownership as of March 1, 2001 of our common stock by (i) each person who owns beneficially more than 5% of the outstanding shares of our common stock, (ii) each director of FEI, (iii) each executive officer of FEI named in the summary compensation table and (iv) all executive officers and directors as a group. This information is based on information received from or on behalf of the named individuals.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Philips Business Electronics International B.V. Building VP-1, PO Box 218 5600 MD Eindhoven The Netherlands	14,244,545	49.8%
Lynwood W. Swanson(2)(3)	333,138	1.2%
Vahé A. Sarkissian(4)	269,248	*
John S. Hodgson	—	—
Nico Vrijenhoek(5)	16,800	*
Mark V. Allred(6)	17,053	*
Karel D. van der Mast	8,000	*
William P. Mooney	4,500	*
Donald R. VanLuvanee(7)	14,750	*
Michael J. Attardo(8)	6,083	*
William E. Curran	—	—
Jan C. Lobbezoo	—	—
Eric H. Goeld	—	—
William W. Lattin(9)	8,583	*
All directors and executive officers as a group (13 persons)	678,155	2.3%

*
Less than 1%

(1)
Shares that the person has the right to acquire within 60 days after March 1, 2001 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2)
Includes 50,000 shares beneficially owned by Dr. Swanson's spouse.

(3)
Includes 75,000 shares subject to options exercisable within 60 days after March 1, 2001.

(4)
Includes 59,628 shares subject to options exercisable within 60 days after March 1, 2001.

(5)
Represents 16,800 shares subject to options exercisable within 60 days after March 1, 2001.

(6)
Includes 14,000 shares subject to options exercisable within 60 days after March 1, 2001.

(7)
Represents 14,750 shares subject to options exercisable within 60 days after March 1, 2001.

(8)
Represents 6,083 shares subject to options exercisable within 60 days after March 1, 2001

(9)
Includes 6,583 shares subject to options exercisable within 60 days after March 1, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions and Relationships between FEI and Philips

    General.  In connection with our 1997 acquisition of the electron optics business of Koninklijke Philips Electronics N.V., or Philips, FEI became at that time a majority owned subsidiary of Philips Business Electronics International B.V., or Philips Business Electronics, which is a subsidiary of Philips. In 1997 and thereafter we have entered into agreements with Philips and Philips Business Electronics for the purpose of defining various past, present and prospective operational arrangements between the companies. Consistent with the requirements of Oregon corporate law, our board of directors has mandated a policy that any transaction or arrangement with a related party, including Philips and Philips' affiliates, should be on terms no less favorable than could be obtained in independent negotiations with outside third parties. Further, these transactions must be approved by a majority of disinterested directors. Some of the Philips arrangements, however, date from the period before our acquisition of the electron optics business, and therefore were not the result of arm's length negotiations between independent parties. These arrangements were established when the electron optics business of Philips acquired by FEI was an unincorporated division of Philips. With regard to some of the arrangements with Philips, it is difficult to determine with certainty that terms obtained from Philips are as favorable as could be obtained in arm's length negotiations. We believe, however, that taken as a whole, our relationship with Philips accommodates the parties' interests in a manner that is fair to both parties. The following is a summary of various past, present and prospective arrangements and transactions between Philips and FEI.

    Participation in Philips' Programs and Services.  Since February 1997 our arrangements with Philips have included access to or participation in parts of Philips' operations that relate to our business such as:

  •
  Philips' patent cross-license agreements, technology portfolio and research laboratories,

  •
  Philips' name and trademark,

  •
  Philips' collective bargaining agreements and pension plans in The Netherlands and several other non-U.S. countries,

  •
  global insurance programs of Philips,

  •
  a $75 million line of credit provided by Philips, and

  •
  Philips' information technology systems.

    We obtain a range of other services world-wide through Philips and its affiliates. These services include: personnel management systems and payroll services in some countries outside the United States; letters of credit; export and purchasing services; central finance and administration services such as fixed asset registration, VAT, customs and import duty services; some limited legal services; and access to information from Philips' corporate bureau on environment and energy.

    In 2000 we paid Philips and its affiliates approximately $3.6 million for these administrative and other services. We intend to find alternative arrangements for some of these services, but our cost may be higher in some instances. Most of these arrangements, by their terms, terminate whenever Philips Business Electronics ceases to be the majority shareholder of FEI or upon the expiration of various grace periods. As of the date of this proxy statement, Philips Business Electronics owns slightly less than 50% of our outstanding common stock; however, because Philips Business Electronics has rights to acquire additional shares of our common stock for no additional consideration, as described below, and because Philips Business Electronics could purchase additional shares of FEI, it is possible that Philips Business Electronics' ownership percentage may again exceed 50%. In this proxy statement, we assume Philips Business Electronics' ownership interest in our shares will not again exceed 50%.

    Sales of Product to Philips Entities.  From time to time affiliates of Philips buy FEI products for their own use. In 2000, these purchases amounted to $9.5 million. We believe these transactions were negotiated at arm's length prices.

    Philips Credit Facility.  On February 25, 1999, we entered into a credit facility with Philips and terminated our previous bank line of credit. In August 2000, the credit facility was amended, increasing our borrowing capacity from $50 million to its present $75 million and increasing the minimum shareholders' equity covenant from $100 million to $150 million. Advances under the credit facility may be made in three currencies and bear interest at LIBOR plus 0.75%. The weighted average interest rate in effect at December 31, 2000 was 4.44%. The credit facility is unsecured and matures on February 26, 2002. The amount outstanding under the Philips credit facility as of December 31, 2000 was $24.1 million. We believe the terms of the credit facility are as good or better than would generally be available to us in a commercial loan facility.

    Philips Enabling Technologies Group, B.V.  A substantial portion of the subassemblies included in our products are purchased from Philips Enabling Technologies Group, B.V., a subsidiary of Philips. Materials purchases from Philips Enabling Technologies and other Philips-owned suppliers amounted to approximately $26.4 million in 2000.

    New Agreement with Philips Entered Into Effective December 31, 2000.  We entered into a new agreement with Philips, effective as of December 31, 2000, to clarify some of our existing arrangements and provide for an orderly transition if a so-called "triggering event" occurs relating to a reduction of Philips Business Electronics' ownership of our shares below a majority interest. This triggering event is the earlier to occur of: (1) Philips Business Electronics' ownership interest in FEI falling below 45% of our outstanding common stock, or (2) Philips no longer including FEI in its consolidated group for financial reporting purposes. We believe this agreement will address the services and arrangements provided by Philips in a manner that does not significantly increase our costs and accommodates both parties' interests. We have estimated that these changes will collectively result in increased operational costs of approximately $4 million to $5 million per year, but these increased operational costs could be higher or lower. These costs will be partially offset by payments to us from Philips of up to $6 million over a three year period pursuant to the new agreement with Philips. For further information regarding costs associated with the change in our relationship with Philips, you should read note 15 to the consolidated financial statements included in our report on Form 10-K for fiscal year 2000.

    The following is a summary of the status of the arrangements and transactions between Philips and FEI addressed in the agreement. The agreement is also attached as Exhibit 10.18 to our report on Form 10-K for fiscal year 2000.

Intellectual property and research and development

    Patent cross licenses.  At the time that we became majority owned by Philips Business Electronics, our business became subject to, and the electron optics business we acquired from Philips continued to be subject to, broad-scope cross licenses of patents between Philips and other large manufacturers in the electronics industry. Under some of these cross licenses, our patents and patent applications have been subject to the cross licensing, pooling and other patent-sharing and license agreements of Philips which by their terms applied to our business. Some of these cross licenses provided us with the right to use intellectual property that relates to our core technologies. Whenever Philips Business Electronics no longer owns a majority of our shares, we believe that our business is no longer subject to most of these cross licenses except, in some cases, for products of ours that were manufactured prior to, or in manufacture on, the date that we ceased to be majority owned by Philips Business Electronics. We and the other parties to these cross licenses each maintain significant patent portfolios, and we may seek to enter into new cross licenses at some time in the future relating to our use of various technologies in our products. In the absence of new cross licenses, however, we may become subject to patent infringement lawsuits, and these lawsuits could be costly to defend or settle. You should also review the discussion included in Item 1 of our Form 10-K for fiscal year 2000 under the heading "Cautionary factors that may affect future results—We are subject to increased operational costs and other risks from changes made whenever Philips Business Electronics owns less than a majority of our common stock."

    Transfers and licenses of patents.  After the triggering event described above occurs, Philips will transfer to us, at our expense, approximately 100 U.S. and international patents, patent applications and inventions now owned by Philips and having their principal commercial use in the electron optics business or under joint development by Philips and us. Philips will retain a royalty free license under these patents, patent applications and inventions, including the right to sublicense and to manufacture and sell products in fields outside the scope of our business. Philips will also grant to us for a license rate of 1% of net realized sales per patent used in the product, but not exceeding 5% of the net realized sales for the product, a nonexclusive, nontransferable license to use a small number of other patents owned by Philips that may be useful in our business in the future. We have also agreed that a small number of patents will be jointly owned by us and Philips and each will have the right to use and license the patents. For one technology, we have agreed to reimburse Philips' investment to develop the technology and to pay Philips a royalty based on sales if the technology is commercialized.

    Wordmarks and tradenames.  Since our acquisition of Philips' electron optics business and as a majority owned subsidiary of Philips Business Electronics, we have been entitled to apply Philips' wordmark and emblem on our products and in any advertising for our products if used in compliance with Philips' policies for trademark use. This right would have terminated a short time after Philips Business Electronics no longer owned a majority of our outstanding shares; however, Philips has agreed that we may use the Philips wordmark and emblem for one year following the occurrence of the triggering event described above.

    Research and development.  Since 1997 we have entered into research and development contracts with Philips' research laboratories to purchase research and development services at below-market rates. In 2000 we paid Philips $1.7 million for contract research and development services. We expect to continue to contract for research and development services from Philips in areas related to our business, but for new projects commencing in 2001 the rates that Philips will charge us for contract research and development will increase. We may reduce our use of Philips' research facilities in 2001 and over the next few years, but if we continue at current levels of service from Philips, our cost for this service will increase by approximately $1.2 million per year. This potential additional cost is included in the expenses estimate of $4 million to $5 million per year stated in the first paragraph of this subsection entitled "New Agreement with Philips Entered into Effective December 31, 2000."

Human resources

    Collective bargaining arrangements.  Our non-U.S. employees participate in Philips' collective bargaining arrangements in The Netherlands and in other non-U.S. countries. Following the triggering event, our employees in these countries will become members of independent or non-Philips collective bargaining arrangements. We do not anticipate any material additional costs in connection with these transfers to alternative collective agreements, but we will need to work closely with our employees to achieve a smooth transition.

    Pension Plans.  Our employees in The Netherlands and approximately nine other countries participate in Philips-sponsored pension plans. After the triggering event, their participation and the accrued pension liability for these employees must be transferred to independent or non-Philips pension plans. Thereafter, we will be obligated to pay all employer contributions and premiums for these employees. For the past several years, Philips' pension fund has been in an overfunded position because the value of its pension assets exceeded the pension benefit obligations. Philips and the companies that were its majority owned subsidiaries during that time, including FEI, benefited from reduced pension contribution obligations. After our employees are transferred out of the Philips pension plan, we expect our pension costs in The Netherlands will increase by approximately $3.5 million per year, including contributions from us, compared to 2000 costs, due to the loss by us of the benefit of the overfunding. Philips has agreed to pay us up to $6 million over three years, commencing in 2001, partially to offset increased labor and employee costs associated with FEI no longer being majority owned by Philips Business Electronics. These payments would cease if a change of control event occurs with respect to FEI.

Insurance coverage

    Since the 1997 combination, our global insurance coverage has been obtained through Philips' insurance policies. This insurance coverage will terminate when the triggering event occurs, as described above. Philips has agreed in specified circumstances to assist us in negotiating substantially similar insurance coverage on a stand-alone basis for a six-month interim period, and we will reimburse Philips for its employees' time and other reasonable costs in providing this assistance. After that time, we will obtain insurance coverage through independent commercial insurance carriers. Because we obtained insurance coverage through Philips at favorable rates, we estimate that new insurance arrangements will result in increased insurance premiums.

Credit facility

    The December 31, 2000 agreement with Philips provides that our credit facility with Philips will terminate 120 days after the triggering event described above. We intend to seek an alternate line of credit if a triggering event occurs, but the new line of credit may contain terms that are less favorable to us.

Information technology

    Since the 1997 combination, we have used Philips' intranet system for various database, accounting and communications functions. We have made substantial progress on the installation of a new FEI global network, however, and intend to complete the system during the first half of 2001, so that we will have access to these functions separate from our current access with Philips. We believe this new network will not cost significantly more than the expenses we were required to pay for these functions when accessed through the Philips intranet. In addition, we will use new enterprise systems in Asia and Europe, which may result in some cost savings.

Philips Business Electronics' right to receive or purchase additional common stock of FEI

    When stock options that were outstanding at the closing of our acquisition of the Philips electron optics division on February 21, 1997 are exercised, Philips Business Electronics has a right to receive additional shares of our common stock equal to approximately 122.22% of the number of shares issued on exercise of these options. Philips Business Electronics' right to receive these additional shares also applies to specific options granted on September 18, 1998 which replaced options outstanding on February 21, 1997. (The 122.22% factor applied to the number of shares issued on exercise of the stock options is derived from the 55% ownership interest that Philips Business Electronics acquired at the time of our acquisition of the electron optics division.) We issue these additional shares to Philips Business Electronics at the end of each quarter. The consideration for the issuance of these additional shares, together with the shares issued to Philips Business Electronics in February 1997, was the transfer to us of the Philips electron optics business. Philips Business Electronics, therefore, does not have to pay us any additional consideration to receive these shares. Since February 21, 1997 we have issued 597,439 shares of our common stock to Philips Business Electronics under this agreement. We cannot predict the exact number of shares that will be issued to Philips Business Electronics in the future under this agreement because we do not know the number of this group of our outstanding options that will eventually be exercised. The maximum potential number of additional shares that may be issued to Philips Business Electronics under this contractual right is 490,764, subject to Philips' right to audit the final amount as provided in the agreement with Philips effective as of December 31, 2000.

    In addition, until Philips' ownership percentage of our common stock drops below 40%, whenever we offer more than 0.5% of our outstanding securities to any person or entity, Philips Business Electronics has a reasonable opportunity to purchase from us at the then current market price additional shares necessary to maintain its ownership percentage at up to 55%. Philips Business Electronics has not purchased any shares from us pursuant to this provision.

    Year 2000 transactions with Philips.  For additional information about some of the transactions between us and Philips during 2000, you should read note 15 to the consolidated financial statements included in our Form 10-K for fiscal year 2000.

Other Matters

    Accurel Contract.  Our president and chief executive officer, Vahé A. Sarkissian, owns 50% of the outstanding shares of stock of Accurel Systems International Corp., a semiconductor analytical services laboratory firm based in Sunnyvale, California. In April 1999, Accurel purchased products from us with a purchase price of $372,000, payable in 25 monthly installments from acceptance, with the balance bearing interest at 10% per year. In addition, we entered into a service arrangement with Accurel for these products that requires Accurel to pay us $114,000 over two years. Payments for 2000 amounted to $195,000 under these arrangements. Also during 2000 Accurel purchased products from the Company in the amount of $1.8 million. We believe these transactions were negotiated at arm's length.

    Surface/Interface Arrangements.  In September 1999, we entered into a distribution arrangement and made an equity investment in Surface/Interface, Inc., a semiconductor equipment manufacturer. Mr. Sarkissian and members of his immediate family hold approximately 10% of the outstanding capital stock of Surface/Interface. Pursuant to the distribution agreement, we obtained exclusive rights to distribute Surface/Interface's Stylus-NanoProfilometer atomic force microscopy tool in North America and Europe. The agreement has an initial term of two years but is terminable by either party without cause on 180 days' notice, and includes customary terms and conditions for a distribution agreement. Simultaneously with the execution of the distribution agreement, we invested $3 million in Surface/Interface Series D Preferred Stock, purchasing 1,231,982 shares at $2.4351 per share. This represented approximately 10% of the outstanding voting stock of Surface/Interface at that time. In addition, Surface/Interface granted us a warrant, with a term of two years, to allow us to purchase up to an aggregate of 19.5% of the outstanding equity of Surface/Interface. In connection with this investment, FEI also entered into an investors' rights agreement with other shareholders of Surface/Interface and with Surface/Interface whereby we obtained information rights, registration rights and rights of first refusal.

    In June 2000, we purchased an additional 513,326 shares of Surface/Interface Series D Preferred Stock for $1.25 million in cash. At December 31, 2000, we owned 12.6% of the outstanding voting stock of Surface/Interface. In connection with the June 2000 investment, we entered into an agreement with Surface/Interface to amend our distribution agreement to increase our territory for distribution and service of Surface/Interface's stylus-based atomic force microscopy system in Europe and North America and to extend the term of our warrant described above.

    On March 9, 2001 we entered into an agreement with Surface/Interface under which we ordered three Surface/Interface systems and prepaid 50% of the purchase price, or $328,125 each, for these three systems, for a total prepayment of $984,375. One system is due to be delivered to us at the end of each of July, August and September 2001. The balance of 50% of the purchase price for each system will be paid by us to Surface/Interface upon delivery of each system. To secure the performance of

Surface/Interface under these purchase orders, Surface/Interface granted us a first priority security interest in all of its tangible and intangible property, including intellectual property. We believe these transactions with Surface/Interface were negotiated on an arm's length basis.

INDEPENDENT ACCOUNTANTS

    Representatives of Deloitte & Touche LLP are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires reports of all transactions in our common stock by executive officers and directors to be filed with the Securities and Exchange Commission. Based solely on our review of copies of these reports and representations of such reporting persons, we believe that during 2000, each of our executive officers and directors complied with the requirements of Section 16(a), except that Mr. Mooney, Dr. van der Mast and Mr. Sarkissian each filed one late report on Form 4 involving one transaction each.

DISCRETIONARY AUTHORITY

    While the notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting, the board of directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with the recommendation of management if any other matters are presented.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Any proposals that our shareholders wish to be considered for inclusion in the proxy statement for FEI's 2002 annual shareholders meeting must be received by us at our principal executive office no later than December 16, 2001. Such proposals should be submitted to the secretary of FEI by certified mail, return receipt requested. If notice of a shareholder proposal to be raised at FEI's 2002 annual shareholders meeting is received at the principal executive offices of FEI after March 2, 2002 (45 days before the month and date in 2001 corresponding to the date on which FEI mailed its proxy materials for the 2001 annual meeting) such proposal will be considered untimely. Proxy voting on such proposals at the 2002 annual shareholders meeting will be subject to the discretionary voting authority of the designated proxy holders.

EXHIBIT A

AUDIT COMMITTEE CHARTER

COMPOSITION

    One committee of the board of directors will be known as the Audit Committee. The Committee shall consist of at least three members drawn from the Board of Directors, with the membership and chair designated by the full Board of Directors. At least two of the members shall be independent (as determined under the rules of the Nasdaq Stock Market). Members serve at the pleasure of the Board of Directors.

PURPOSE

    The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to:

1.
Corporate accounting, reporting practices of the Company and the quality and integrity of the Company's financial reports;

2.
Compliance with law and the maintenance of ethical standards by the Company;

3.
The maintenance by the Company of effective internal controls.

GENERAL RESPONSIBILITIES

    The Committee has the following responsibilities:

1.
Provide an open avenue of communication among the internal auditors, the independent accountants and the Board of Directors.

2.
Periodically review and update the Committee's charter.

3.
Recommend to the Board of Directors the independent accountants, approve the compensation of the independent accountant and review and approve any change in the independent accountants.

4.
Review and approve any change in the Director of Internal Auditor or group performing the internal audit function.

5.
Review the independence, objectivity, effectiveness and relevant quality controls of the independent accountants, including a review of any management consulting services provided by and related fees paid to the independent accountants.

6.
Inquire of management, the internal auditors and the independent accountants about significant risks or exposures and review the steps management has taken to minimize such risk to the Company.

7.
Review, in consultation with the independent accountants and the internal auditors (as applicable), the audit scope and plan of the internal auditors (as applicable) and the independent accountants.

8.
As applicable, review with the internal auditors and the independent accountants the coordination of audit effort to permit completeness of coverage, reduction of redundant effort, and the effective use of audit resources.

9.
Review periodically with the independent accountants and the internal auditors (if applicable):

a.
The adequacy of the Company's internal controls including computerized information systems controls and security.

A-1

  b.
  Any related significant findings and recommendations of the independent accountants and internal auditors together with management's responses thereto.

  c.
  Any significant changes in the Company's accounting principles or the methods of applying the Company's accounting principles.

10.
Review with management and the independent accountants at the completion of the annual examination:

a.
The Company's annual financial statements.

b.
The independent accountants' audit of the financial statements and its report thereon.

c.
Any significant changes required in the independent accountants' audit plan.

d.
Any serious difficulties or disputes with management encountered during the course of the audit.

e.
Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

11.
Review with management the deployment of resources for the internal audit function.

12.
Review filings with the SEC containing the Company's financial statements.

13.
Periodically review policies and procedures with respect to the expense accounts and prerequisites of senior management, and consider the results of any review of these areas by the internal auditors or the independent accounts.

14.
Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and significant reports received from regulators.

15.
Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

16.
Prepare a letter for inclusion in the annual report that describes the Committee's composition and general responsibilities.

17.
The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

18.
The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

19.
The Committee will perform such other functions as assigned by law, the Company's charter or bylaws or the Board of Directors.

A-2

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING, MAY 17, 2001

FEI COMPANY

    The undersigned hereby appoints Vahé A. Sarkissian, Lynwood W. Swanson and John S. Hodgson, and each of them, proxies with power of substitution, to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of FEI Company (the "Company") on May 17, 2001 and at any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted FOR the proposed directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

(Continued, and to be signed on the other side)

* FOLD AND DETACH HERE *

Please mark your votes as indicated in this example /X/

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSED DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND THE BOARD RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN ITEM 1.

(1)
ELECTION OF DIRECTORS: (INSTRUCTIONS: To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name below).

Nominee: Michael J. Attardo, William E. Curran, Eric H. Goeld, William W. Lattin, Jan C. Lobbezoo, Vahé A. Sarkissian, Lynwood W. Swanson, and Donald R. VanLuvanee

FOR all nominees except as marked to the contrary below / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /	FOR ALL EXCEPT / /

THE ANNUAL MEETING OF SHAREHOLDERS OF FEI COMPANY WILL BE HELD ON MAY 17, 2001 AT 9:00 A.M., PACIFIC TIME, AT THE OSSHE FACILITY, 18640 NW WALKER ROAD, BEAVERTON, OREGON.

PLEASE DATE AND SIGN AS NAME IS IMPRINTED HEREON, INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. JOINT OWNERS EACH SHOULD SIGN. A CORPORATION MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF—THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTION OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.

Signature(s)	Dated	, 2001

* FOLD AND DETACH HERE *

QuickLinks

Solicitation, Voting Securities and Revocability of Proxies
ELECTION OF DIRECTORS
  FEI Board Meetings and Committees
  Director Compensation
  Recommendation of the Board
FEI EXECUTIVE COMPENSATION
  Summary Compensation Table
Summary Compensation Table
  Stock Option Grants in Last Fiscal Year
  Option Exercises and Year-End Option Values
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
FEI COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
  Compensation Principles
  Compensation Components
  Compensation of Chief Executive Officer
AUDIT COMMITTEE REPORT(1)
FEI PERFORMANCE(2)
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG FEI COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ NON-FINANCIAL INDEX
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  Transactions and Relationships between FEI and Philips
  Intellectual property and research and development
  Human resources
  Insurance coverage
  Credit facility
  Information technology
  Philips Business Electronics' right to receive or purchase additional common stock of FEI
  Other Matters
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DISCRETIONARY AUTHORITY
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
AUDIT COMMITTEE CHARTER
  COMPOSITION
  PURPOSE
  GENERAL RESPONSIBILITIES
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING, MAY 17, 2001 FEI COMPANY